UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2013 (December 10, 2012)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information described in Item 3.02 below is incorporated herein by reference in its entirety.

Item 3.02	Recent Sales of Unregistered Securities.

As of December 10, 2012, Protea Biosciences Group, Inc., a Delaware corporation (the “Registrant” or the “Company”), issued and sold an aggregate of 2,000,000 shares (the "Shares") of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and Warrants (as defined below) to purchase 1,500,000 shares of Common Stock for aggregate gross proceeds of $1,000,000 to El Coronado Holdings, LLC (the "Investor") in accordance with the terms and conditions of that certain Securities Purchase Agreement, dated November 20, 2012 (the "SPA"). The warrants (each a “Warrant” and collectively the “Warrants”) are exercisable for a term of five years from the issue date of the Warrants, at an exercise price of $1.10 per share. The company paid cash commissions equal to $80,000 in connection with the sale of the Shares and Warrants.

The above descriptions of the SPA and Warrants set forth in this Item 3.02 are intended to be a summary only and are qualified in their entirety by the terms of the SPA and Warrants, forms of which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

As of January 23, 2013, the Company has issued and sold, at a price of $0.50 per share, an aggregate of 1,600,000 shares (the "Additional Shares") of Common Stock and warrants ("Investor Warrants") to purchase 1,200,000 shares of Common Stock for aggregate gross proceeds of $800,000 to five (5) accredited investors pursuant to the terms and conditions of those certain Securities Purchase Agreements (the "Subsequent SPAs"). The Investor Warrants are exercisable for a term of five years from the issue date of the Investor Warrants, and each purchaser has the right to purchase the number of shares of Common Stock equal to 75% of the number of Additional Shares purchased by such investor, at an exercise price of $1.10 per share. The Company paid cash commissions equal to an aggregate of $49,000 and agreed to issue warrants (the "Placement Agent Warrants") to purchase an aggregate of 98,000 shares of Common Stock to the placement agent in connection with the sale of the Additional Shares and Investor Warrants. The Placement Agent Warrants will have terms and conditions that are substantially similar to the terms and conditions of the Investor Warrants.

The above descriptions of the Subsequent SPAs and Investor Warrants set forth in this Item 3.02 are intended to be a summary only and are qualified in their entirety by the terms of the Subsequent SPA and Investor Warrant, the forms of which are attached hereto as Exhibits 10.2 and 4.2, respectively, to this Current Report on Form 8-K.

The securities described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The securities described herein were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, in that the sale and purchase of such securities did not involve any public offering and the Company obtained representations from each investor that it was an “accredited investor” as that term is defined under Rule 501 of Regulation D.

As of the date of this filing, there are 33,529,247 shares of Common Stock of the Company issued and outstanding.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2013, Daniel Flynn resigned as a director of the Company. Mr. Flynn's resignation was not the result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 9.01.	Exhibits and Financial Statements

(d)	Exhibits

4.1	Form of Warrant issued to El Coronado Holdings, LLC

4.2	Form of Investor Warrant

10.1	Securities Purchase Agreement, dated November 20, 2012

10.2	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2013	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer